                                                                    Exhibit 21.1

                                 Synopsys, Inc.

                                  Subsidiaries


Name                                                Jurisdiction of Incorporation
----                                                -----------------------------
Archer Systems, Inc.                                               U.S.A.
Chronologic Simulation, Inc.                                       U.S.A.
CIDA Technology, Inc.                                              U.S.A.
CSW Land Development Corporation                                   U.S.A.
Eagle Design Automation, Inc.                                      U.S.A.
Electronic Design Automation Services Europe                  Netherlands
Epic International, Inc.                                           U.S.A.
Maude Avenue Land Corporation                                      U.S.A.
Nihon Synopsys K.K                                                  Japan
Quad Design Technology, Inc.                                       U.S.A.
Radiant Design Tools, Inc.                                         U.S.A.
Silerity, Inc.                                                     U.S.A.
Sunrise Test Systems, Inc.                                         U.S.A.
Synopsys GmbH                                                     Germany
Synopsys Holding Co.                                               U.S.A.
Synopsys (India) Pvte. Ltd.                                         India
Synopsys International, Inc.                                     Barbados
Synopsys Italia, SRL                                                Italy
Synopsys Korea, Inc.                                                Korea
Synopsys Leasing Company                                           U.S.A.
Synopsys (Northern Europe) Ltd.                            United Kingdom
Synopsys SARL                                                      France
Synopsys Scandinavia AB                                            Sweden
Synopsys Singapore Pte. Ltd.                                    Singapore
Synthesis and Optimisation Systems Ltd.                            Israel
Systems Science, Inc.                                              U.S.A.
The CAE Company                                               Netherlands
Viewlogic Asia Corporation                                         U.S.A.
Viewlogic Europe BV                                           Netherlands
Viewlogic Foreign Sales Corporation                   U.S. Virgin Islands
Viewlogic India Private, Ltd.                                       India
Viewlogic Security Corporation                                     U.S.A.
Viewlogic Systems Europe BV                                   Netherlands
Viewlogic Systems GmbH                                            Germany
Viewlogic Systems, Ltd.                                    United Kingdom
Viewlogic Systems SA                                               France